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                                                                    Exhibit 4.13

                                  AMENDMENT NO. 2 TO
                            REGISTRATION RIGHTS AGREEMENT

      THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("Amendment") dated November 5, 1996 is between FOREST OIL CORPORATION, a New York corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Shareholder").

      Terms not otherwise defined herein have the meanings stated in the Loan termination Agreement (as defined below) or, if not defined therein, in the Second Restructure Agreement (as defined below) or, if not defined therein, in the Restructure Agreement.

                                       RECITALS

      WHEREAS, the Company and the Shareholder entered into a Registration Rights Agreement dated July 27, 1995, as amended by Amendment No. 1 to Registration Rights Agreement dated January 24, 1996 (the "Registration Rights Agreement") relating to registration rights granted by the Company to the Shareholder.

      WHEREAS, pursuant to the Second Restructure Agreement dated December 29, 1995 between the Company and the Shareholder, the Tranche B Warrants were exchanged for 1,680,000 shares of common stock of the Company, par value $.10 per share.

      WHEREAS, pursuant to the Loan Termination Agreement dated the date hereof between the Company and the Shareholder, certain debt owed by the Company to the Shareholder shall, on the closing of the Loan Termination Agreement, be exchanged for 2,000,000 shares of common stock of the Company, par value $.10 per share, together with certain cash.

      WHEREAS, the Company and the Shareholder wish to amend the Registration Rights Agreement to take account of the exchange referred to in the immediately preceding recital and to make certain other amendments thereto.

                                      AGREEMENT

      NOW, THEREFORE, for good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

1.    The Registration Rights Agreement shall be amended as follows:

      (a) In the Recitals, the last sentence of Paragraph A shall be deleted and the following substituted therefor: "The 1,680,000 shares of the Common Stock of the Company acquired pursuant to the Second Restructure Agreement (the "Initial Exchange Shares") and the 2,000,000 shares of Common Stock of the Company acquired

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            pursuant to the Loan Termination Agreement (the "Additional
            Exchange Shares") are together referred to as the "Registrable Shares"."

      (b)   In Section 1(a):

            (i) the phrase "the date that is the Permitted Transfer Date (as defined in the Shareholders Agreement dated January 24, 1996, between the Company and the Shareholder)" shall be deleted and replaced by "May 31, 1997";

            (ii) each reference to "1,000,000 Registrable Shares" shall be deleted and replaced by "800,000 Registrable Shares";

            (iii) in the second line of sub-section (a)(1), "two" shall be deleted and replaced by "three"; and

            (iv)    there shall be added the following sub-section (a)(3):

                    "any such written request may only relate to those Registrable Shares to which, at the date of such request, the transfer restrictions contained in Section 3.2 of the Shareholders Agreement dated January 24, 1996 between the Company and the Shareholder, as amended from time to time (the "Shareholders Agreement") shall have ceased to apply."

      (c)   In Section 1(b):

            (i) The first two sentences shall be deleted and replaced by the following:

            "Subject to Sections 1(b)(4) and 1(b)(5), from and after the Effective Date to and including the tenth anniversary thereof, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, whether pursuant to Section 1(a) or otherwise, that shall not be offered and sold on a delayed or continuous basis pursuant to paragraph (ix) of Rule 415 under the Securities Act (or any successor provision), or if the Company shall determine to offer for sale any Equity Securities under a registration statement that shall provide for the offering and sale of such Equity Securities on a delayed or continuous basis pursuant to paragraph (ix) of Rule 415 under the Securities Act (or any successor provision), the Company shall give notice of such determination to each potential Registering Shareholder and Other Registering Shareholder (collectively, the "Transaction Registering Shareholders") about which the Company


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            has knowledge; it being understood that without prior notice to the
            Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the same or different registration statement such Registrable Shares and Other Registrable Shares (collectively, the "Transaction
            Registrable Shares"), as those persons shall specify by notice received by the Company not later than 30 days after the giving of the notice by the Company; provided any such Registrable Shares may only be included if at the date of such notice the transfer restrictions contained in Section 3.2 of the Shareholders Agreement shall have ceased to apply to such Registrable Shares. Each person so notifying the Company shall hereinafter be referred to as a "PIGGY-BACK SHAREHOLDER"."

            (ii)    The following Section 1(b)(5) shall be inserted:

                    "If, prior to the Effective Date, the Company shall, other than pursuant to the exercise of a demand registration right by any shareholder of the Company, determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company that shall not be offered and sold on a delayed or continuous basis pursuant to paragraph (ix) of Rule 415 under the Securities Act (or any successor provision), or if the Company shall determine to offer for sale any Equity Securities under a registration statement that shall provide for the offering and sale of such Equity Securities on a delayed or continuous basis pursuant to paragraph (ix) of Rule 415 under the Securities Act (or any successor provision), the Company shall give notice of such determination to the Transaction Registering Shareholders about which the Company has knowledge; it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the same or different registration statement such Additional Exchange Shares and Other Registrable Shares as such recipients of such notice shall specify by notice received by the Company not later than 30 days after the giving of the notice of the Company; provided that the Company shall not be required to include any such Additional Exchange Shares or Other Registrable Shares owned by such Registering Shareholders in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities


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                    solely to the then existing shareholders of the Company.  If the registration involves an underwritten offering, and the managing underwriter of such offering advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price as to which the Additional Exchange Shares and Other
                    Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated in accordance with the priorities set forth in
                    Section 1(b)(3)."

2. Except as modified by the terms of this Amendment, the terms of the Registration Rights Agreement shall continue in full force and effect. Any reference in the Registration Rights Agreement to "this Agreement" shall be deemed to include the amendments to the Registration Rights Agreement effected by this Amendment.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.


      IN WITNESS WHEREOF, the parties have executed and deliveredthis Amendment as of the date first written above.

                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                               LIMITED PARTNERSHIP

                              By:  Enron Capital Management Limited
                                    Partnership, its General Partner

                                   By:  Enron Capital Corp., its
                                         General Partner


                                        By:  /s/ Clifford P. Hickey
                                           -------------------------------------
                                                Clifford P. Hickey
                                                Vice President



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                              FOREST OIL CORPORATION



                              By:  /s/ Daniel L. McNamara
                                 -------------------------------------
                                      Daniel L. McNamara
                                      Corporate Secretary and Corporate Counsel







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